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                                                                     EXHIBIT 1.1

                          QUALIFICATION CERTIFICATE FOR
                    SHORT FORM PROSPECTUS DISTRIBUTION SYSTEM

To:      Ontario Securities Commission

I, Tom J. Landa, the Vice President, Finance, Chief Financial Officer and Secretary of Gerdau Ameristeel Corporation (the "Corporation"), and Vice President of GUSAP Partners, hereby certify that the Corporation satisfies the criteria set forth in Section 2.2 of National Instrument 44-101, Short Form Prospectus Distributions and the filing requirements thereunder. GUSAP Partners has been granted exemptive relief from the Ontario Securities Commission from compliance with the requirements of Part 2 of National Instrument 44-101, Short Form Prospectus Distributions.

This certificate is given pursuant to the requirement set out in section 10.2(a)2 of the National Instrument and the filing by the Corporation and GUSAP Partners, as co-issuers, of the preliminary short form prospectus dated concurrently herewith.

DATED at Tampa, Florida this 5th day of December, 2003.



                                            GERDAU AMERISTEEL CORPORATION




                                            By:        s/ Tom J. Landa
                                                --------------------------------
                                                Tom J. Landa
                                                Vice President, Finance, Chief
                                                Financial Officer and Secretary



                                            GUSAP PARTNERS




                                            By:       s/ Tom J. Landa
                                                --------------------------------
                                                Tom J. Landa
                                                Vice President